                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Hilton Hotels Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       NOTICE OF MEETING OF STOCKHOLDERS

                                     [LOGO]

                               WORLD HEADQUARTERS
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

     The annual meeting of stockholders of Hilton Hotels Corporation, a Delaware corporation (the "Company"), will be held at the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on Thursday, May 11, 1995, at 10:00 A.M., for the following purposes, namely:

          (1) To elect four directors to the Board of Directors;

          (2) To reapprove the Company's 1990 Stock Option and Stock Appreciation Rights Plan, with an amendment (the "Plan") to limit to 150,000 the maximum number of shares for which an option may be granted to any employee during any one fiscal year, and to approve certain options previously awarded under the Plan;

          (3) To ratify the appointment of Arthur Andersen LLP to serve as auditors for the Company for fiscal 1995;

          (4) To consider, if presented, a stockholder's proposal relating to the Company's executive severance agreements; and

          (5) To transact any other business which may properly come before the meeting.

     Stockholders are cordially invited to attend the meeting in person. Stockholders who wish to have their stock voted and do not now intend to attend the meeting should complete, date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

     Only stockholders of record on the books of the Company at the close of business on March 17, 1995 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          CHERYL L. MARSH,
                                          Vice President and Corporate Secretary

Beverly Hills, California
April 3, 1995

                           HILTON HOTELS CORPORATION
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

                                PROXY STATEMENT

                                  INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Hilton Hotels Corporation (the "Company") to be used at the annual meeting of stockholders to be held at the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on May 11, 1995, and at any adjournments thereof. All shares represented by proxies will be voted at the meeting in accordance with the specifications marked thereon or, if no specifications are made, proxies will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4 and in the discretion of the proxy holder as to any other business which comes before the meeting. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy by giving written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person. The Proxy Statement is first being mailed to stockholders on or about April 3, 1995.

                             VOTING AT THE MEETING

     The Board of Directors has fixed March 17, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of such date, there were 48,173,867 shares of common stock, $2.50 par value (the "Common Stock"), outstanding, excluding 2,851,161 shares which were held in the Company's treasury. The holders of outstanding shares are entitled to one vote for each share on any matter voted on at the meeting. The shares held by the Company will not be considered present or entitled to vote at the meeting.

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock will be necessary for the reapproval of the Company's 1990 Stock Option and Stock Appreciation Rights Plan with an amendment thereto and approval of certain options. The plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors, ratification of the appointment of auditors, adoption of Proposal 4 and for the taking of all other action at the meeting.

     A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Company's directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposals which are being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposals.

     Brokers who hold shares for the account of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to each of the Company's proposals, except as to the stockholder proposal relating to the Company's executive severance agreements. Proxies which are voted by brokers on some but not all of the proposals are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will have the effect of neither a vote in favor of or against the proposal.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's reporting officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"), the New York Stock Exchange and the Company. Based solely on the Company's review of the forms filed with the Commission and written representations from reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its reporting officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND EXECUTIVE OFFICERS

     The following table sets forth the names and addresses of all persons who owned, to the knowledge of the Company, beneficially more than 5% of the outstanding shares of Common Stock on March 17, 1995. The following table also sets forth as of March 17, 1995 beneficial ownership by each director and nominee, the chief executive officer and the four other most highly compensated executive officers (the "Named Officers") and all directors and executive officers as a group (see Summary Compensation Table on page 9).

                                                                                 APPROXIMATE
                  NAME AND ADDRESS                              AMOUNT             PERCENT
                      OF OWNER                                  OWNED             OF CLASS
                  ----------------                            ----------         -----------
    Barron Hilton...........................................  11,743,376(1)(2)       24.4
      9336 Civic Center Drive
      Beverly Hills, California 90210
    Conrad N. Hilton Fund...................................   4,124,684(2)           8.6
      100 West Liberty Street
      Reno, Nevada 89501
    Gabelli Funds, Inc. ....................................   2,401,783(3)           5.0
      One Corporate Center
      Rye, New York 10580
    Jennison Associates Capital Corp. ......................   2,484,100(4)           5.2
      466 Lexington Avenue
      New York, New York 10017
    The Prudential Insurance Company of America.............   2,532,674(5)           5.3
      Prudential Plaza
      Newark, New Jersey 07102-3777
    Raymond C. Avansino, Jr. ...............................      58,500(6)            --
    A. Steven Crown.........................................     753,540(7)           1.6
    Gregory R. Dillon.......................................      23,540               --
    Eric M. Hilton..........................................      39,014(2)(6)         --
    Dieter H. Huckestein....................................      22,000(6)            --
    Robert L. Johnson.......................................          --               --

                                                                                 APPROXIMATE
              NAME AND ADDRESS                                  AMOUNT             PERCENT
                  OF OWNER                                      OWNED             OF CLASS
              ----------------                               ----------          -----------
    Donald R. Knab..........................................       2,000               --
    Benjamin V. Lambert.....................................      50,000               --
    William C. Lebo, Jr.....................................      14,625(6)            --
    Donna F. Tuttle.........................................       2,000               --
    Sam D. Young, Jr. ......................................       7,500               --
    All Directors and Executive Officers
      as a Group (15 persons)...............................  12,716,095(8)          26.4

- ---------------

(1) Of the shares reflected in the above table, 6,000,000 shares are owned by the Charitable Remainder Unitrust (the "Trust"), of which Mr. Barron Hilton is sole trustee. As trustee, Mr. Barron Hilton has the sole voting power with respect to, and is deemed to be the beneficial owner of, the 6,000,000 shares. The Trust will continue until the later of Mr. Barron Hilton's death or May 8, 2009. By virtue of the foregoing and the other shares beneficially owned by Mr. Hilton, Mr. Hilton may be deemed to be in "control" of the Company as such term is defined in the rules and regulations promulgated by the Commission.

(2) Messrs. Barron and Eric Hilton are two of the nine directors of the Conrad
    N. Hilton Fund (the "Fund"). They disclaim beneficial ownership of the 4,124,684 shares owned by the Fund.

(3) The amount of the Company's Common Stock beneficially owned by various Gabelli entities ("Gabelli") is reported on the basis of a Schedule 13D filed with the Commission under the 1934 Act. Gabelli has advised the Company that it has acquired the shares of the Company's Common Stock for investment.

(4) The amount of the Company's Common Stock beneficially owned by Jennison Associates Capital Corp. ("Jennison") is reported on the basis of a Schedule 13G filed with the Commission under the 1934 Act. Jennison has advised the Company that it has acquired the shares of the Company's Common Stock for investment.

(5) The amount of the Company's Common Stock beneficially owned by The Prudential Insurance Company of America ("Prudential") is reported on the basis of a Schedule 13G filed with the Commission under the 1934 Act. Prudential has advised the Company that it: (i) holds 900 shares of the Company's Common Stock for the benefit of its general account; (ii) may have direct or indirect voting and/or investment discretion over 2,531,774 shares which are held for the benefit of its clients by its separate accounts;
    (iii) is reporting the combined holdings of these entities for the purpose of administrative convenience; and (iv) has acquired the shares of the Company's Common Stock for investment.

(6) Includes options to acquire 47,500, 25,814, 20,000 and 14,625 shares of Common Stock, exercisable within the next 60 days, held by Messrs. Avansino, Eric Hilton, Huckestein and Lebo, respectively.

(7) Of the 753,540 shares reflected in the above table, 543,568 shares are owned by the Arie and Ida Crown Memorial (of which Mr. Crown is a director); 59,972 shares are owned by The Crown Fund, a partnership (of which Mr. Crown is a partner); and 150,000 shares are owned by Pines Trailer Limited Partnership (the partners of which are a corporation, of which Mr. Crown is a director, officer and stockholder, and a partnership, of which Mr. Crown is a partner). Mr. Crown disclaims beneficial ownership of the 753,540 shares reflected in the above table, except to the extent of his indirect beneficial ownership therein.

(8) Includes 127,639 shares issuable upon exercise of employee stock options granted to executive officers, exercisable within the next 60 days, but excludes the shares owned by the Fund (see note 2 above).

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide for the election of eleven directors to constitute the Board and, under the terms of the Company's Restated Certificate of Incorporation and By-laws, as amended, the Board has been divided into three classes of directors, each of which is elected to serve a term of three years. With respect to the directors to be elected at the Company's 1995 annual meeting for the term expiring in 1998, the Company's By-laws provide that nominations for directors shall be made by the Board of Directors (based on recommendations made by the Nominating Committee) at a Board meeting, or by written consent in lieu of a meeting, not less than 30 days prior to the date of the meeting at which directors are scheduled to be elected and that each nominee shall, at the request of the Company, provide the Company with certain information for inclusion in the Company's proxy statement for such meeting. The By-laws further provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 60 days prior to the meeting at which directors are to be elected and requires that such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of capital stock of the Company beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. Provision is also made for substitution of nominees by the Board of Directors or the proposing stockholder, as the case may be, in the event that a designated nominee is unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void. The Board of Directors, at its meeting on September 22, 1994, elected Dieter H. Huckestein to the Board to fill a vacancy.

     The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote for the election of, the four nominees named below, each of whom has consented to serve as a director if elected. The terms of the remaining directors expire as indicated in the following table. All of the nominees have previously been elected by the stockholders of the Company.

     The information set forth below is submitted with respect to the persons nominated for election to the Board and the remaining directors. Unless otherwise indicated in the table or a footnote thereto, each such person has engaged in his or her principal occupation since at least January 1990. Only directorships of issuers with a class of securities registered pursuant to
Section 12 of the 1934 Act or subject to the requirements of Section 15(d) thereof and directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the table below.

                                                                   TERM TO
                                                                    EXPIRE
                                                                      AT
                                                                    ANNUAL            YEAR
          NAME, PRINCIPAL OCCUPATION                               MEETING          SERVICE
            AND OTHER DIRECTORSHIPS                    AGE            IN           COMMENCED
          --------------------------                   ----        --------        ----------
NOMINEES:

RAYMOND C. AVANSINO, JR.                                51           1998             1986
  Partner, Avansino, Melarkey, Knobel &
  McMullen, attorneys-at-law, until February
  1993 and, thereafter, President and Chief
  Operating Officer, Hilton Hotels Corporation.
  He is Chairman of the Board of the E.L.
  Wiegand Foundation, a private charitable
  trust.

                                                                   TERM TO
                                                                    EXPIRE
                                                                      AT
                                                                    ANNUAL            YEAR
          NAME, PRINCIPAL OCCUPATION                               MEETING          SERVICE
            AND OTHER DIRECTORSHIPS                    AGE            IN           COMMENCED
          --------------------------                   ----        --------        ----------
A. STEVEN CROWN                                         43           1998             1992
  General Partner, Henry Crown and Company, a
  holding company which includes diversified
  manufacturing operations, marine operations
  and real estate ventures.

ERIC M. HILTON                                          61           1998             1989
  Senior Vice President-Real Estate
  Development, International, Hilton Hotels
  Corporation, until May 1992, President,
  Conrad International Hotels Corporation from
  January 1990 until May 1993, Executive Vice
  President-International Operations, Hilton
  Hotels Corporation from May 1992 until May
  1993 and, since May 1993, Vice Chairman of
  the Board, Hilton Hotels Corporation.

DONNA F. TUTTLE                                         47           1998             1992
  U.S. Undersecretary of Commerce for Travel
  and Tourism until 1988 and U.S. Deputy
  Secretary of Commerce from 1988-1989 and,
  thereafter, Chairman and Chief Executive
  Officer, Ayer Tuttle, the western division of
  NW Ayer Incorporated, an international
  advertising firm, until February 1992 and,
  since 1989, President,
  Donna F. Tuttle, Inc., a travel and tourism
  consulting and public relations firm, and,
  since 1992, President, Korn Tuttle Capital
  Group,
  a financial consulting firm, and a director
  of Duff & Phelps, Inc., a financial services
  firm.

PRESENT DIRECTORS:

GREGORY R. DILLON                                       72           1996             1977
  Executive Vice President-Corporate
  Properties, Hilton Hotels Corporation, until
  May 1989, Executive Vice
  President-International, Hilton Hotels
  Corporation, and President, Conrad
  International Hotels Corporation, until
  January 1990, Vice Chairman of the Board,
  Hilton Hotels Corporation and Vice Chairman
  of the Board, Conrad International Hotels
  Corporation, until September 1993 and,
  thereafter, Vice Chairman Emeritus of Hilton
  Hotels Corporation.

                                                                   TERM TO
                                                                    EXPIRE
                                                                      AT
                                                                    ANNUAL            YEAR
          NAME, PRINCIPAL OCCUPATION                               MEETING          SERVICE
            AND OTHER DIRECTORSHIPS                    AGE            IN           COMMENCED
          --------------------------                   ----        --------        ----------
BARRON HILTON                                           67           1997             1965
  Chairman of the Board, President and Chief
  Executive Officer, Hilton Hotels Corporation,
  until February 1993 and, thereafter, Chairman
  of the Board and Chief Executive Officer,
  Hilton Hotels Corporation.

DIETER H. HUCKESTEIN                                    51           1996             1995
  Senior Vice President-Hawaiian Region, Hilton
  Hotels Corporation, until May 1991, Senior
  Vice President-Hawaii/California/Arizona
  Region, Hilton Hotels Corporation, until May
  1994 and, thereafter, Executive Vice
  President, Hilton Hotels Corporation and
  President-Hotel Operations.

ROBERT L. JOHNSON                                       48           1997             1994
  President and Chief Executive Officer of
  Black Entertainment Television, Inc., a cable
  programming service, since October 1979 and
  Chairman, President and Chief Executive
  Officer of BET Holdings, Inc., a diversified
  media holding company, since August 1991, and
  Chairman and Chief Executive Officer of
  District Cablevision, cable operator in the
  District of Columbia since January 1980.

DONALD R. KNAB                                          72           1996             1989
  Chairman and Chief Executive Officer, BPT
  Properties, L.P., a commercial real estate
  development company, until January 1992 and,
  until December 1992, Senior Consultant
  thereto and, since January 1988, President,
  Donald R. Knab Associates, Inc., an
  investment advisory firm, and, since October
  1994, Vice Chairman, Deansbank Investments,
  Inc.-property investments.

BENJAMIN V. LAMBERT                                     56           1996             1976
  Chairman and Chief Executive Officer, Eastdil
  Realty, Inc., real estate investment bankers.

SAM D. YOUNG, JR.                                       65           1997             1975
  Chairman, Trans West Enterprises, Inc., an
  investment company, and director, Texas
  Commerce Bank-El Paso.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF

     Among the committees created by the Board of Directors are an Audit Committee, a Personnel and Compensation Committee and a Nominating Committee. Presently, the members of the Audit Committee are A. Steven Crown, Robert L. Johnson, Donald R. Knab (Chair), Benjamin V. Lambert, Donna F. Tuttle and Sam D. Young, Jr.; the members of the Personnel and Compensation Committee are A. Steven Crown, Robert L. Johnson, Donald R. Knab, Benjamin V. Lambert (Chair), Donna F. Tuttle and Sam D. Young, Jr.; and the members of the Nominating Committee are Raymond C. Avansino, Jr., Barron Hilton, Donald R. Knab, Benjamin
V. Lambert and Donna F. Tuttle (Chair).

     The functions of the Audit Committee include reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each professional service provided by independent auditors which is estimated by management to cost more than 10% of the previous year's audit fee, considering the range of audit and nonaudit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations. The Personnel and Compensation Committee reviews and establishes the general employment and compensation practices and policies of the Company and approves procedures for the administration thereof, including such matters as the total salary and fringe benefit programs. However, the Stock Option Committees, the memberships of which are identical to that of the Personnel and Compensation Committee, administer the Company's 1984 and 1990 Stock Option and Stock Appreciation Rights Plans and the Committees of the 1984 Plan and the 1990 Plan recommend to the Board of Directors the granting of options and stock appreciation rights under the respective Plans (see "Executive Compensation" on page 9). The functions of the Nominating Committee include recommending nominees to the Board of Directors to fill vacancies on the Board, reviewing on a continuing basis, and at least once a year, the structure of the Board to assure its continuity and to assure that the proper skills and experience are represented on the Board, and reviewing any potential conflicts of Board members individually whenever a Board member is being considered for election to the Board. See "Election of Directors" for the procedures to be followed by stockholders in submitting recommendations to the Nominating Committee for nominees to the Board of Directors.

     The Board of Directors, Audit Committee, Personnel and Compensation Committee and Nominating Committee held a total of nine, three, five and two meetings during 1994, respectively. Each director attended more than 75% of the aggregate number of meetings of the Board and the Committees on which each director served.

     Each director who is not also an officer was paid an annual retainer of $25,000. In addition, each director received $900 for each meeting of the Board of Directors attended and $750 (except the Chair of a Committee received $1,000) for each meeting of a Committee attended. Such directors also receive, with certain exceptions, complimentary rooms and a 25% discount on food and beverage when traveling on non-business travel to Company owned or managed properties.

     The Company also maintains an unfunded Directors' Retirement Benefit Plan, which provides retirement benefits to nonemployee directors of the Company who retire at or after age 65 with ten years of service as a director. The annual retirement benefit is equal to 100% of the director's highest average annual fees during any period of 36 consecutive months, and is payable for ten years or until the retired director's death, whichever occurs first. The plan also provides a surviving spouse's benefit equal to one-half of the benefit otherwise payable to the director.

CERTAIN RELATIONSHIPS AND INTERESTS IN CERTAIN TRANSACTIONS

     Except as disclosed in the column entitled "Name, Principal Occupation and Other Directorships" in the table above, none of the nominees' or directors' principal occupations have been as an employee of the Company or its subsidiaries and affiliates. Barron Hilton and Eric M. Hilton are brothers. Except for such family relationship, none of the nominees and directors are related to executive officers of the Company.

     The Company or its subsidiaries has had since January 1, 1994, or presently contemplates having, the transactions described below (in addition to certain other transactions described elsewhere herein), with nominees and directors or with firms, corporations or entities in which such nominees and directors are affiliated. The Company uses, in the ordinary course of business, products and services of organizations in which Barron Hilton has an interest. The amounts involved have in no case been material in relation to the business of the Company, of any such organizations, or Mr. Hilton.

     In addition, Barron Hilton has agreed to invest, and has invested, $2,277,900, in the Earthwinds Hilton Project, pursuant to a written agreement with the Company. This agreement also provides that the Company and Mr. Hilton will share certain revenues generated by the Earthwinds Hilton Project. No such revenues were shared during 1994. The Earthwinds Hilton Project is a manned helium balloon system designed for a non-stop circumnavigation of the earth with attendant publicity benefitting the various sponsors, including the Company.

     Further, the Company's casinos in Las Vegas and Reno, Nevada, regularly send and pay for their guests to visit certain conference facilities in Yerington, Nevada, which are owned by Barron Hilton. In this regard, in 1994, Mr. Hilton received payments approximating $100,000.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992 of the Named Officers at December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                        ------------
                                              ANNUAL COMPENSATION          STOCK
                                           --------------------------     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITIONS               YEAR    SALARY    BONUS(1)   (SHARES)(2)    COMPENSATION(3)
- ----------------------------               ----   --------   --------   ------------   ---------------
Barron Hilton............................  1994   $650,000   $350,000          --          $ 3,000
Chairman and Chief Executive Officer       1993    665,128    340,000          --            4,717
                                           1992    700,000    400,000          --            4,577

Raymond C. Avansino, Jr..................  1994    567,477    375,000      90,000            3,000
President and Chief Operating Officer      1993    427,669    350,000      50,000               --
                                           1992         --         --          --               --

Eric M. Hilton...........................  1994    268,750    175,000      12,000            3,000
Vice Chairman                              1993    250,250    175,000          --            4,717
                                           1992    234,000    125,000          --            4,577

Dieter H. Huckestein(4)..................  1994    278,167    165,000      25,000            3,000
Executive Vice President, Hilton Hotels    1993    179,583     86,000          --            4,717
Corporation, and President-Hotel
  Operations                               1992    174,417     80,000          --            4,577

William C. Lebo, Jr. ....................  1994    273,583    115,000       4,500               --
Senior Vice President and                  1993    268,333    100,000          --               --
General Counsel                            1992    256,500    100,000          --               --

- ---------------

(1) The Personnel and Compensation Committee approved the payment of such bonuses. Of such bonus amounts, $325,000, $275,000, $121,500, $112,438 and
    $95,900 were accrued by the Company in 1994 for Messrs. Barron Hilton, Avansino, Eric Hilton, Huckestein and Lebo, respectively, pursuant to the Company's Incentive Compensation Plan; the remainder of such bonuses was paid pursuant to the Personnel and Compensation Committee's discretionary authority (see the Personnel and Compensation Committee Report on Executive Compensation on page 11).

(2) Although the Company's 1984 and 1990 Stock Option and Stock Appreciation Rights Plans permit grants of stock appreciation rights (SARs), no grants of SARs have been made.

(3) Represents amounts contributed or accrued for fiscal 1994, 1993 and 1992 for the Named Officers under the Company's Investment Plan, which provides benefits to eligible employees, including the Named Officers. Each dollar contributed by an eligible employee through payroll deductions, up to 4% of such employee's annual earnings, is matched by a Company contribution, subject to certain government limitations.

(4) Mr. Huckestein was elected to this office on May 12, 1994.

OPTION GRANTS

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information on option grants in fiscal 1994 to the Named Officers.

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                ----------------------------------------------------      VALUE AT ASSUMED
                                               PERCENT OF                               ANNUAL RATES OF STOCK
                                              TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                                 GRANTED                                   OPTION TERM(2)
                                 OPTIONS      TO EMPLOYEES     EXERCISE   EXPIRATION   -----------------------
                                GRANTED(1)   IN FISCAL YEAR     PRICE        DATE          5%          10%
                                ----------   ---------------   --------   ----------   ----------   ----------
Barron Hilton.................        --             --             --            --           --           --
Raymond C. Avansino, Jr.......    90,000           11.9%        $64.81       1/20/04   $3,668,420   $9,296,498
Eric M. Hilton................    12,000            1.6          69.63       3/18/04      525,441    1,331,572
Dieter H. Huckestein..........     6,500             .9          69.63       3/18/04      284,614      721,268
                                  18,500            2.5          55.44       5/02/04      644,990    1,634,532
William C. Lebo, Jr...........     4,500             .6          69.63       3/18/04      197,040      499,339

- ---------------

(1) The options listed were granted pursuant to the 1990 Stock Option and Stock Appreciation Rights Plan. Option exercise prices are at fair market value when granted; the options have a ten year term and generally vest over 48 months.

(2) Potential realizable values are based upon assumed annual rates of return specified by the Commission.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercised options and the unexercised options to purchase the Company's Common Stock granted under the Company's 1984 and 1990 Stock Option and Stock Appreciation Rights Plans to the Named Officers and held by them at December 31, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES





                             NUMBER OF                         NUMBER OF                 VALUE OF UNEXERCISED
                          SHARES ACQUIRED     VALUE      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                            ON EXERCISE      REALIZED      DECEMBER 31, 1994             DECEMBER 30, 1994(1)
                          ---------------    --------  ----------------------------   -----------------------------
         NAME                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----                                          -----------    -------------    ------------   --------------
Barron Hilton............          --              --         --               --              --              --
Raymond C. Avansino,
  Jr.....................          --              --     12,500          127,500        $246,094        $957,656
Eric M. Hilton...........          --              --     22,814           12,000         590,250             -0-
Dieter H. Huckestein.....          --              --     13,750           25,000         326,719         218,531
William C. Lebo, Jr......       3,200        $ 87,263     13,500            4,500         293,688             -0-

- ---------------

(1) Based on the fair market value of $67.25, which represents the mean between the highest and lowest prices at which the Company's Common Stock was traded on that date on the New York Stock Exchange.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the 1934 Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Personnel and Compensation Committee Report on Executive

Compensation and the Stockholder Return Performance Graph on page 14 shall not be incorporated by reference into any such filings.

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PROGRAMS

     The Company's Personnel and Compensation Committee (the "Committee") and the Stock Option Committee establish and monitor policies and procedures and approve actions associated with the compensation and stock option programs affecting the Named Officers and other senior officers of the Company (the "Executive Group").

     The Company's executive compensation program is designed to closely link the compensation received by participants to the achievement of specific earnings goals for the Company and its business units, appreciation in the price of the Company's Common Stock, and in certain instances, the achievement of individual goals. Through this direct link between pay and Company and individual performance, it is the intent of the program to focus participants on factors that drive the Company's financial success and the creation of incremental stockholder value.

     The key components of the Company's executive compensation program include annual compensation consisting of base salaries and annual performance bonuses, and long-term incentive compensation consisting exclusively of stock options. It is the Committee's policy to provide the Executive Group with a target total compensation package (i.e., the sum of base salary, target annual performance bonus, stock option grants and other benefits) approximately equal to the median (50th percentile) of a "competitive market" consisting of a combination of large, publicly-traded hotel/gaming companies (publicly-held companies that primarily operate land-based casinos) and a randomly selected sample of Fortune 500 Service firms comparable in size to the Company. The same hotel/gaming companies used to competitively assess the Company's executive compensation levels are the companies used in the total Stockholder Return Performance Graph.

     Actual total compensation paid to the Executive Group may exceed or fall below target total compensation both annually and over time based on the Company's financial performance and the performance of the Company's Common Stock. Also, the Committee's policy regarding executive compensation may vary slightly by individual executive based on the executive's experience in his or her role, the executive's length of service with the Company and the Committee's assessment of the executive's individual performance over time. The Committee believes that providing a performance-sensitive target total compensation opportunity approximately equal to the median of the "competitive market" is required to motivate and retain quality management talent.

     The Committee currently does not use competitive financial and stockholder value performance comparisons to determine the compensation of the Company's Executive Group, due primarily to the lack of other publicly-traded firms with a mix of business (i.e., hotels and gaming) similar to the Company. Also, it is the Committee's opinion that because the Company's financial and stockholder value performance is influenced to a meaningful degree by a unique set of external economic factors (i.e., gaming regulations and global economic conditions which influence travel trends), comparing the Company's financial or stock price performance across different industries is problematic.

     In establishing target levels of the Executive Group compensation, the Committee periodically reviews data on market compensation practices prepared by independent, outside compensation consultants. Based on a 1994 analysis of the "competitive market," it is the Committee's belief that the actual 1994 total compensation provided to the Company's Executive Group is consistent with the Committee's policy of providing total compensation at approximately the median of the "competitive market" as described above.

BASE SALARY

     During fiscal 1994, the Named Officers, excluding Messrs. Barron Hilton and Dieter Huckestein, received salary adjustments of approximately 3%, reflecting the approximate annual increase in the Consumer Price Index. As discussed more thoroughly below, Mr. Hilton's salary was not adjusted. A salary adjustment for Mr. Huckestein also reflects his promotion to Executive Vice President during the year and his competitive pay positioning relative to the "competitive market." Base salaries are determined based on an assessment of the "competitive market" by a nationally-recognized compensation consulting firm.

ANNUAL BONUS PLAN

     Each participant in the Company's executive annual bonus plan is assigned a formula-based award opportunity expressed as a percentage of the participant's base salary. The maximum formula-based award opportunity for the participants in the program ranges from 20% to 50% of base salary. A target formula-based award opportunity is not established.

     The amount of the formula-based award earned under the program depends upon the Company's level of achievement relative to an objective established by the Committee for the Company's earnings per share (EPS). In addition to formula-based awards, the Company may pay discretionary awards based upon the Committee's judgment regarding the Company's EPS performance compared to the formula objective; the Company's and business unit's earnings before interest and tax (EBIT) performance, market share growth and cost containment; the Company's stock price performance; and individual performance relevant to each individual's key area of responsibility.

     During fiscal 1994, the Company met the EPS objective established by the Committee for the formula-based award under the annual bonus plan triggering a maximum formula-based award payout. In addition, the Committee paid discretionary bonuses to recognize the Company's above-average 1994 EPS performance relative to 1993 EPS performance, and to recognize the superior individual contributions made during the year.

     Total bonus awards, including the formula-based and discretionary components, to the Named Officers for performance during 1994 primarily reflect the level of EPS achievement.

LONG-TERM INCENTIVE PROGRAMS

     The Company's long-term incentive program consists exclusively of periodic grants of stock options at the discretion of the Stock Option Committee, with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. At the annual meeting, stockholders will be requested to approve an amendment to limit to 150,000 the maximum annual grant of stock option shares to any employee during any one fiscal year under the 1990 Stock Option and Stock Appreciation Rights Plan. The approval of this amendment assures the continued deductibility to the Company of compensation from the exercise of stock options to the Named Officers.

     To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made by the Committee regarding the timing and size of option grants take into consideration Company and individual performance, "competitive market" practices and the size and term of option grants made in prior years. The Committee does not consider current option holdings when granting options.

     During 1994, option grants to the Named Officers and to Executive Officers totalled 180,500 shares. The size of the 1994 grants was based on data provided by a nationally-recognized compensation consulting firm and is consistent with typical long-term incentive grant practices within the hotel/gaming industry and among comparable-size Fortune 500 Service companies. In addition, the size of the 1994 grant to Mr. Huckestein recognizes his promotion to Executive Vice President during the year.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In making decisions concerning the compensation of the Company's Chief Executive Officer (Barron Hilton), the Committee takes into consideration the financial and strategic performance of the Company as well as data provided by independent, outside consultants concerning the total compensation package provided to Chief Executive Officers among large, publicly-traded hotel/gaming companies and comparably-sized Fortune 500 Service firms.

     Effective February 1994, after considering Mr. Hilton's request not to adjust his salary, the Committee elected to make no adjustment to his salary.

     At its January 1995 meeting, the Committee approved a bonus of $350,000 for Mr. Hilton for fiscal 1994 performance. Of this amount, $325,000 is based upon a formula which generates a bonus for the Chief Executive Officer equal to 50% of base salary if the Company meets or exceeds its EPS objective for the year, which it did. The remaining $25,000 represents a discretionary award made by the Committee in recognition of the important strategic contributions made by Mr. Hilton during 1994 in other areas. Such contributions include directing the Company's gaming expansion strategy, e.g., the Sky Villas at the Las Vegas Hilton and river casinos, and leading the Company's international expansion effort into the Pacific Rim, e.g., Conrad Jakarta (opening 1998) and Conrad Bangkok (opening 1999).

     Like the Company's other executives, Mr. Hilton is eligible to receive stock options under the Company's stock option program. However, up to this time, Mr. Hilton has advised the Committee that he does not desire to be granted any options.

COMMITTEE POLICY REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, Federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

     The Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that the total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based" or which are exempt for other reasons. However, the Company may pay compensation which is not deductible in limited circumstances if sound management of the Company so requires.

     In order to qualify the Company's 1990 Stock Option and Stock Appreciation Rights Plan as "performance-based," the Company is proposing an amendment in this Proxy Statement which establishes 150,000 as the maximum annual grant of option shares to any employee during any one fiscal year under the Plan (see "Reapproval of the 1990 Stock Option and Stock Appreciation Rights Plan, with an Amendment and Approval of Grants" below).

     The foregoing report has been approved by all of the members of the
Committee:

                           Benjamin V. Lambert, Chair
                                A. Steven Crown
                               Robert L. Johnson
                                 Donald R. Knab
                                Donna F. Tuttle
                               Sam D. Young, Jr.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a hotel/gaming peer group for the five fiscal years ending December 31, 1994.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG HILTON HOTELS CORPORATION, S&P 500 AND HOTEL/GAMING PEER GROUP

                                                                  PEER GROUP
      MEASUREMENT PERIOD         HILTON HOTELS                     (WEIGHTED
    (FISCAL YEAR COVERED)         CORPORATION       S&P 500        AVERAGE)
    ---------------------        -------------      -------       ----------
1989                                   100             100             100
1990                                    46              97              81
1991                                    52             126             109
1992                                    57             136             150
1993                                    82             150             219
1994                                    93             152             211

       Assumes $100 invested on December 31, 1989 in the Common Stock of Hilton Hotels Corporation, the S&P 500 Index, and Peer Companies (Weighted by Market Capitalization). Total return assumes reinvestment of dividends.

(1) The Company-constructed hotel/gaming peer group is weighted annually by market capitalization and consists of major publicly-traded companies, five in the gaming industry and three in the hotel industry. The composition of the blended, Company-constructed hotel/gaming peer group produces a composite representative of the major publicly-traded competitors of the Company. However, it must be recognized that the number of publicly-traded companies with significant hotel operations is extremely limited. Hence, the performance of the Company-constructed hotel/gaming peer group is driven heavily by gaming companies which, as a group, outperformed the hotel industry by a significant margin over the period represented by the graph. The hotel/gaming peer group includes Bally Manufacturing Corporation, Caesars World, Circus Circus Enterprises, Inc., Host Marriott Corporation, ITT Corporation, Marriott International, Inc., Mirage Resorts, Inc. and Promus Companies, Inc.

(2) The run-up of the Company's stock in 1989, its subsequent decline in 1990 and consequent cumulative total return, are due largely to the anticipated sale of the Company which did not materialize.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lambert, a director of the Company and Chairman of the Personnel and Compensation Committee of the Board of Directors of the Company, is Chairman and Chief Executive Officer of Eastdil Realty, Inc. ("Eastdil"). The Company, its subsidiaries and affiliates have, from time to time, entered into agreements with Eastdil, providing for the payment of a specified fee, pursuant to which Eastdil has, among other things, assisted in negotiations for the acquisition, disposition, financing and refinancing of hotel properties. In 1994, no fees were paid to Eastdil.

REAPPROVAL OF THE 1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, WITH AN
                        AMENDMENT AND APPROVAL OF GRANTS

GENERAL

     At the meeting, the stockholders will be requested to reapprove the Company's 1990 Stock Option and Stock Appreciation Rights Plan, with an amendment (the "Plan"). While the Plan, as originally approved and amended by stockholders, provides that the aggregate number of shares for which an option may be granted to any employee during any one fiscal year shall not exceed ten percent of the total number of shares permitted to be issued under the Plan (effectively 150,000), there is no specific numerical limitation. The change to the plan is to limit to 150,000 the maximum number of shares for which an option may be granted to any employee during any one fiscal year.

     The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, publicly-held companies may be limited as to Federal income tax deductions to the extent total remuneration (including stock option exercises) for certain executive officers exceeds $1,000,000 in any one year. However, OBRA provides an exception for "performance-based" remuneration, including stock options. The law requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the stockholders in order for stock options to qualify as "performance-based" remuneration.

     Although the Plan was previously approved by the stockholders in May 1991, and an amendment thereto was approved by stockholders in May 1994 to provide for a time period limitation for individual stock option grants, the Plan must now set forth a numerical limitation for the maximum number of options that may be awarded to any employee in any one fiscal year in order to comply with the new OBRA requirements. At its regular meeting on January 19, 1995, the Board authorized an amendment to the Plan to limit to 150,000 the maximum number of shares for which an option may be granted to any employee during any one fiscal year, subject to stockholders' approval at the annual meeting. The Plan, as amended, has been approved by the Stock Option Committee (comprised of all outside directors) (the "Committee") and by the Board of Directors. In addition, the Committee has recommended that the issuance of all options which may be affected by the retroactive restrictions of OBRA be approved by the stockholders to avoid the possible loss of deductions by the Company for Federal income tax purposes.

DESCRIPTION OF THE PLAN

     The Plan was approved by stockholders in May 1991 and an amendment thereto was approved by stockholders in May 1994. The Plan, as recommended to be amended, is attached as Exhibit A.

     The Plan has reserved 1,500,000 shares of the Company's Common Stock for issuance pursuant to stock options to be granted under the Plan and approximately 27,000 shares presently remain available for future grants.

     Purpose. The purpose of the Plan is to provide additional incentives to officers and key employees through investment in the Company's Common Stock. Under the Plan, either incentive options or nonqualified options (with or without stock appreciation rights in tandem therewith) are available for grant. No general stock appreciation rights are presently outstanding, and the Board of Directors has no present intention of issuing such rights.

     Administration. The Plan is administered by the Committee and the Committee makes recommendations to the Board of Directors as to the granting of stock options to key employees of the Company. Subject to orders or resolutions consistent with the provisions of the Plan issued or adopted from time to time by the Board of Directors, the Committee has the power to administer, construe and interpret the Plan and to make rules to implement the provisions thereof.

     Eligibility. Officers and key employees of the Company and its subsidiaries (whether or not directors), are eligible to receive options under the Plan. The Board of Directors grants to such officers and employees such number of options as shall be recommended by the Committee. Directors who are not salaried officers or key employees are ineligible to receive options under the Plan.

     Shares Subject to the Plan. A maximum of 1,500,000 shares of Common Stock (subject to adjustment) are subject to the Plan. The aggregate number of shares for which an option or stock appreciation right may be granted to any employee during any one fiscal year shall not exceed 150,000 shares. In the event of any merger, consolidation, reorganization, recapitalization, split-up, stock right distribution, stock dividend, a Control Purchase, Board Change (see "Changes in Common Stock; Changes in Control" below) or other change in corporate structure or capitalization affecting the Company's Common Stock, the number, exercise price and kind of shares that are subject to outstanding options will be adjusted in such manner and to such extent, if any, as the Board of Directors in its absolute discretion may deem appropriate in the circumstances. If an option expires or terminates for any reason during the term of the Plan and prior to the exercise thereof in full, the shares of Common Stock subject to, but not delivered under such option, shall be available for options thereafter granted under the Plan.

     Purchase Price. The purchase price of the stock subject to an option shall be not less than 100% of the fair market value of such stock at the time the option is granted. Fair market value shall be deemed to be the mean between the highest and lowest prices at which the Common Stock is traded on the New York Stock Exchange. Shares purchased upon exercise of an option are to be paid for in full (and any required tax withholding payment) (i) in cash or cash equivalent payment (or by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price) or (ii) with previously acquired shares of Common Stock or a combination of cash or cash equivalent and Common Stock having an aggregate fair market value equal to the option exercise price or (iii) by any other method acceptable to the Company's Board of Directors.

     Term and Exercise of Options. All options expire ten years after the grant thereof, except that such term may be reduced with respect to any option in the event of termination of employment, retirement or death of an optionee. All options granted under the Plan are exercisable by the holders thereof in such installments as the Committee shall determine; provided, however, that no option may be exercised prior to six months from the date of grant thereof, regardless of any other provision of the Plan. Neither stock options nor stock appreciation rights are transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, a stock option and/or stock appreciation right is exercisable only by the optionee.

     General Stock Appreciation Rights. General stock appreciation rights ("SARs") may be granted, in the sole discretion of the Committee, in connection with options granted under the Plan. Each SAR relates to the same shares of Common Stock covered by the companion option and is subject to the same terms and conditions contained in the option. Each SAR entitles an optionee to surrender to the Company the unexercised related option, or any portion thereof, and to receive in exchange cash or shares of the Company's Common Stock, or a combination thereof with a value equal to the fair market value on the exercise date of the Company's Common Stock over the option exercise price for the number of shares covered by the option which is surrendered. SARs may be exercised from time to time, commencing on the third business day following the release to stockholders of the Company's annual and quarterly reports and ending on the twelfth business day thereafter. Notwithstanding any other provision of the Plan, no SAR may be exercised within a period of six months after the date of grant of the SAR.

     Limited Stock Appreciation Rights. The Plan provides for, and the Board of Directors has granted, limited stock appreciation rights ("Limited Rights"). A Limited Right may be exercised only during the period (a) beginning on the first day following either (i) the date of an Approved Transaction, (ii) the date of a Control Purchase, or (iii) the date of a Board Change, and (b) ending on the thirtieth day following such date (see "Changes in Common Stock; Changes in Control"). Each Limited Right may be exercised only to the extent an option is exercisable (including as exercisable by virtue of any event of acceleration), and in no event after the termination of the related option. Notwithstanding any other provision of the Plan, no Limited Right may be exercised within a period of six months after the date of grant thereof.

  Changes in Common Stock; Changes in Control.

     (a) In the event of any recapitalization, merger, reorganization, consolidation, split-up, stock dividend or stock right distribution ("Common Stock Change"), the number, exercise price and kind of shares, etc., that are subject to outstanding options will be adjusted in a fair and equitable manner by the Board of Directors of the Company. In the event that provision is not made, in connection with any such Common Stock Change, for the continuation of the Plan and the assumption of the options theretofore granted (or the substitution of substantially identical options of the surviving corporation or successor employer or a parent thereof), then each holder of an option shall be entitled, prior to the effective date of any such transaction, to exercise the option for the full number of shares covered thereby which the holder would otherwise have been entitled to acquire during the remaining term of such option.

     (b) The Plan provides that each outstanding option granted thereunder shall become exercisable in full for the aggregate number of shares covered thereby, in the event:

          (i) of (a) any consolidation or merger of the Company in which the Company is not the surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of common stock of the surviving or newly-formed corporation immediately after the merger or consolidation and provision is made in connection with any such merger or consolidation for the continuation of the

     Plan and assumption of options theretofore granted, or (b) any sale, lease, exchange, or other transfer of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company ("Approved Transaction"); or

          (ii) (a) any person, corporation or other entity shall purchase any Common Stock of the Company for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (b) any person, corporation or other entity shall after the date options are first issued under the Plan become the "beneficial owner" (as such term is defined in Rule 13d-3 under the 1934 Act, as amended), directly or indirectly, of securities of the Company representing in either case 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors ("Control Purchase"); or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period ("Board Change").

     Rights as a Stockholder. No person has any rights of a stockholder as to shares under a stock option and/or covered by a stock appreciation right until such option is exercised.

     Amendment and Discontinuance. The Board of Directors may alter, suspend or discontinue the Plan, but it may not, without the approval of a majority of the holders of Common Stock, make any alteration or amendment to the Plan which operates to (a) abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from the supervision of the Committee; (b) make any material change in the class of eligible employees; (c) increase the maximum number of shares reserved for purposes of the Plan; (d) extend the period of the Plan or the maximum option and stock appreciation right periods provided under the Plan; (e) decrease the minimum option price provided under the Plan; (f) change the definition of fair market value specified in the Plan; or (g) materially increase the benefits accruing to employees participating in the Plan.

     Termination. The term during which options and stock appreciation rights may be granted under the Plan expires on July 11, 2000, unless sooner terminated by the Board of Directors. Such termination would have no effect on options or stock appreciation rights then in effect.

TAX CONSEQUENCES

     The Federal income tax consequences of an employee's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to remuneration-related options. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

     Incentive Stock Options. If an option granted under the Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option and the Company will not be allowed a deduction for Federal income tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of the grant of such option or within one year after transfer of the shares to the optionee, any gain realized upon disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a Federal income tax deduction.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to the optionee, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     In general, there will be no Federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

     Nonqualified Stock Options. Nonqualified stock options granted under the Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for Federal income tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to income tax withholding.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

     In general, there will be no Federal income tax consequences to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

APPROVAL OF STOCK OPTION GRANTS

     The Stock Option Committee is requesting that the stockholders approve all stock options granted after May 12, 1994 and prior to the Annual Meeting which may be subject to OBRA restrictions. These restrictions potentially limit the deductions related to stock option exercises by Named Officers in future taxable years. Therefore, the Committee is requesting that the stockholders ratify grants aggregating 241,700 to all employees during such period (the Named Officers received no grants during such period). All options were granted in accordance with the terms of the Plan, as amended, including the term which establishes the individual 150,000 share maximum limitation in any one fiscal year.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the Company's outstanding shares of Common Stock is required to approve the Plan, as amended, and the option grants discussed above. If the Plan, as amended, is not approved by the stockholders, the Plan, as previously approved, will continue in effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

RETIREMENT PLANS

     Set forth below is a table with respect to the estimated annual amounts payable to the Named Officers upon retirement at age 65 from the Company's Retirement Plan and the Company's two supplementary plans associated with the Retirement Plan, the Benefit Replacement Plan and the Supplemental Executive Retirement Plan (collectively, the "Plans").

                      ESTIMATED ANNUAL RETIREMENT BENEFIT

                                                YEARS OF SERVICE AT RETIREMENT
                               ----------------------------------------------------------------
COMPENSATION                      15            20            25            30            35
- ------------                   --------      --------      --------      --------      --------
 $  350,000.................   $210,000      $210,000      $210,000      $210,000      $210,000
    400,000.................    240,000       240,000       240,000       240,000       240,000
    450,000.................    270,000       270,000       270,000       270,000       270,000
    500,000.................    300,000       300,000       300,000       300,000       300,000
    600,000.................    360,000       360,000       360,000       360,000       360,000
    800,000.................    480,000       480,000       480,000       480,000       480,000
  1,000,000.................    600,000       600,000       600,000       600,000       600,000
  1,200,000.................    720,000       720,000       720,000       720,000       720,000
  1,400,000.................    840,000       840,000       840,000       840,000       840,000

     The compensation covered by the Plans includes a participant's salary, bonus (if any) and living allowance (if any). Compensation covered under the Plans includes salary and bonus reported on the Summary Compensation Table. Benefits under the Retirement Plan and the Benefit Replacement Plan are determined according to the highest five consecutive years of compensation, and benefits under the Supplemental Executive Retirement Plan are based upon the highest three years of compensation including compensation in the year immediately prior to retirement. Compensation above $800,000 paid in any year after 1993 is disregarded, but this limitation is not applied to any year before 1994. On December 31, 1994, Messrs. Barron Hilton, Avansino, Eric Hilton, Huckestein and Lebo had 43, 2, 43, 9 and 9 years of service, respectively, under the Plans. The benefits set forth on the table assume receipt of a benefit on a straight life annuity basis and are reduced by 50% of the primary social security benefit to which a participant is entitled. Until April 1, 1994, the Supplemental Executive Retirement Plan and the Benefit Replacement Plan provided that the present value of a Named Officer's benefit be transferred from time-to-time to a grantor trust established by such officer, along with additional amounts needed to equalize the trust account to the after-tax benefits which would have been provided in the absence of the trust. Such transfers will resume if a change in control occurs.

CHANGE OF CONTROL ARRANGEMENTS

     The Company's Board of Directors has adopted a Change of Control Agreement ("Agreement") and, pursuant thereto, Agreements have been entered into with each of the Company's Named Officers. Under the terms of the Agreement, each Named Officer will receive an amount equal to up to three times annual salary and bonus if, following a Change of Control (as hereinafter defined), such Named Officer is terminated without cause or if a Named Officer terminates for good reason (including, but not limited to, the assignment to such officer of duties inconsistent with such officer's position at the time of the Change of Control). The Agreement continues for renewable three-year terms or until normal retirement date, if earlier. Under the Agreement, a Change of Control with respect to the Company and the Agreement means (i) the acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton or the Foundation, collectively, the "Hilton Interests"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) a majority of the membership of the present incumbent Board of Directors changes other than in the ordinary course; or (iii) there is a dissolution or liquidation of the Company, a sale of substantially all of its assets, or a merger that forces out a majority of the pre-merger stockholders. If any payment, whether pursuant to the Agreement or otherwise (i.e., under Retirement or Stock Option Plans), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, then the Named Officer shall be entitled to receive an additional payment in an amount such that after payment by the Named Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the Named Officer receives the same amount of compensation pursuant to the Agreement which such officer would have received in the absence of any such taxes.

     In the event of a Change of Control, full vesting and immediate payment of benefits is provided in the Company's Supplemental Executive Retirement Plan regardless of age or years of credited service.

                              STOCKHOLDER PROPOSAL

     The Company has been advised that a stockholder of the Company proposes to introduce the following resolution and statement in support thereof at the 1995 Annual Meeting of Stockholders. (The name and address of, and the number of shares held by, the proponent can be obtained upon request from the Office of the Corporate Secretary of the Company.)
     "BE IT RESOLVED: That the shareholders of Hilton Hotels Corporation Incorporated ("Company") urge the board of directors to seek shareholder approval for all present and future severance agreements with executive officers."

STATEMENT BY STOCKHOLDER IN SUPPORT OF THE RESOLUTION

     "Golden parachutes are one of the lucrative executive benefits which have contributed to the public perception that many senior executive officers of major, publicly-traded companies are more concerned with cashing in on a system designed to their advantage than the effective operation of companies.

     "Our Company currently has lucrative severance agreements, commonly referred to as golden parachutes, with Messrs. B. Hilton, Avansino, E. Hilton, and Lebo which provide for compensation payments equal to up to THREE TIMES annual salary and bonus as well as accelerated vesting and immediate payment of benefits as provided in the Company's Supplemental Executive Retirement Plan in the event employment is terminated after a change in control of the Company. Under the agreements, a change in control means: (i) a shareholder acquiring 20% of the voting securities; or (ii) replacement of a majority of the Company's directors 'other than in the ordinary course;' or
(iii) shareholder approval of a merger, consolidation or liquidation.

     "We believe golden parachutes are not in the best interest of shareholders because they reduce shareholder value and financially reward mismanagement. Our concerns over shareholder value are based on a 1990 study by the United Shareholders Association of 1,000 major U.S. corporations which found that the average annualized two-year return was 20 percent higher for the 559 companies whose management did not hold golden parachutes.

     "Our concerns regarding rewarding mismanagement is based on the following logic. We believe a change in control of the Company will most likely occur if the Company is not managed in a way that realizes the full value of its assets. If this type of mismanagement occurs and shareholders seek to protect the value of their investment by voting in a new Board of Directors or tendering their shares for an above market price, the very managers who failed to maximize shareholder value will receive a lucrative financial reward of THREE TIMES average annual compensation.

     "We cannot justify policies that we believe diminish accountability to shareholders. We believe that the issue of whether the company should, in the future, provide management with golden parachutes is of such importance that shareholders should be given the opportunity to approve or reject these lucrative severance agreements."

STATEMENT BY THE BOARD OF DIRECTORS AGAINST THE RESOLUTION

     In past years, the press has attacked so-called "golden parachutes" under which top executives receive large amounts of money following a takeover. The severance agreements currently used by the Company, however, do not allow any of the covered executives to claim an automatic payment upon a change of control. Instead, an executive will receive payments under the agreement only if there is both a change in control of the Company and, following the change in control, a termination of the executive's employment. If the person who acquires control of the Company does not adversely change the terms or circumstances of the executive's employment, the executive is not entitled to a severance payment unless the executive terminates employment during the 30-day period after serving for twelve months following the change in control. Thus, it is the purchaser -- not the executive -- who controls whether termination benefits will be owed during the critical transition to new ownership. As a result, executives do not have any financial or other incentive to act detrimentally to stockholder interests.

     The Board strongly believes that severance agreements of this type are in the stockholders' interests because the agreements help ensure not only that key senior executives will not be distracted by the personal uncertainties which arise during a threatened change in control, but also that the purchaser can count on the executives remaining available to assist with the post-change requirements. The agreements, which have no current cost to the Company (and under which no payments have ever been made), are designed to keep key executives' undivided attention focused on their duties at precisely the time when such attention is needed most. Without a severance agreement, executives could be tempted to leave the Company for another position which offers greater security. The severance agreements encourage the executives to remain in the employ of the Company during the pendency of any potential change in control and for at least one year after the occurrence of any actual change in control -- an agreement which is of substantial benefit to the Company if the purchaser desires that the executives continue. In short, the agreements help motivate key senior executives to act objectively and in the stockholders' best interests, even when their jobs and financial well-being may be threatened by a potential acquiror of the Company.

     The proponent presents no reasoned challenge to the Board of Directors' firm belief that the Company's severance agreements are in the best interests of the stockholders. The Board of Directors believes that the adoption of the proposal is not only unnecessary, but would be detrimental to the best interests of the Company and its stockholders in that it would adversely affect the Company's ability to attract and retain top executives.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the adoption of Proposal 4. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 4.

                     RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP ("Andersen")were the Company's auditors for the year ended December 31, 1994. A representative of Andersen is expected to attend the annual meeting where he will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. Although the Board is not required to submit its selection of auditors for stockholder approval, the Board has elected to seek ratification by stockholders at the annual meeting of its appointment of Andersen to serve as the Company's auditors for fiscal 1995.

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     The 1996 Annual Meeting of Stockholders is presently scheduled to be held on May 9, 1996. Any proposals of stockholders intended to be personally presented at such meeting must be received by the Corporate Secretary of the Company for inclusion in the Company's proxy statement and form of proxy no later than December 1, 1995.

                                    GENERAL

     The cost of preparing and mailing the notice of meeting, Proxy Statement and forms of proxy will be paid by the Company. In addition to mailing copies of this material to all stockholders, the Company has retained D.F. King & Co., Inc. to request banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will pay D.F. King & Co., Inc. a fee of $8,000 plus out-of-pocket expenses and disbursements.

     The only other business to be presented to the meeting, of which the directors and executive officers have knowledge, will be the approval of the minutes of the last meeting of stockholders, but it is not intended that action taken under the proxies will constitute approval of the matters referred to in such minutes. Although all nominees have indicated their readiness to serve if elected, if at the time of the meeting any of said nominees should be unable to serve as directors, the persons named in the proxies or their substitute(s) will, in their discretion, vote for other nominees, and if matters other than those for which authority is herein sought should arise at the meeting, it is intended that the shares represented by the proxies will be voted in the discretion of the persons named therein.

                                                                       EXHIBIT 1

                           HILTON HOTELS CORPORATION
              1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     1. Purpose. The purpose of the Hilton Hotels Corporation 1990 Stock Option and Stock Appreciation Rights Plan (the "Plan") is to aid Hilton Hotels Corporation and its subsidiaries (collectively, the "Corporation") in securing and retaining key employees and motivating such employees to exert their best efforts on behalf of the Corporation. In addition, the Corporation expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Corporation as a result of their proprietary interest in the Corporation's success.

     2.  Administration.

     (a) A Stock Option and Stock Appreciation Rights Committee (the "Committee") of three or more "disinterested persons," as that term is defined in Rule 16b-3(d)(3) promulgated under the Securities Exchange Act of 1934, as amended (or any successor provision thereto) (the "Exchange Act"), shall be appointed by the Board of Directors from those of its members not eligible to receive options or stock appreciation rights hereunder, shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of the Plan.

     (b) In accordance with the provisions of the Plan and subject to Board approval, the Committee shall select the key employees to whom options and/or stock appreciation rights shall be granted, shall determine whether such options shall be incentive stock options granted pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (or any successor provision thereto) (the "Code") (sometimes referred to herein as "Incentive Options") or non-incentive stock options ("Non-incentive Options") and related stock appreciation rights, and shall determine the number of shares to be embraced in each stock option and stock appreciation right and the time at which the stock option and stock appreciation right is or are to be granted. Subject to the express provisions of the Plan, the Committee shall have authority to adopt administrative regulations and procedures which are consistent with the terms of the Plan; to adopt and amend stock option and stock appreciation rights agreements as the Committee deems advisable; to determine, upon Board approval, the terms and provisions of such option agreements (including the option period, the option price, and the manner in which options become exercisable, subject to the provisions of paragraph 6 hereof), and to construe and interpret such option and stock appreciation rights agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Corporation so that compliance with the Federal securities and tax laws and with the gaming and securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering the Plan. The Committee may designate any officers or employees of the Corporation to assist the Committee in the administration of the Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. No director eligible to receive options shall vote upon the granting of an option to himself or participate in any decision of the Board of Directors relating to the Plan.

     (c) Each option shall be evidenced by a written instrument duly executed by the Corporation and the optionee which shall contain such terms and conditions not inconsistent with the Plan as the Committee with the approval of counsel for the Corporation shall determine. Each stock appreciation right shall be evidenced in writing either in the stock option and stock appreciation rights agreement between the Corporation and the optionee, if such right is included at the time of the grant of the option, or in an amended stock option and stock appreciation rights agreement between the Corporation and the optionee, if such right is included in the option by amendment.

     (d) All decisions made by the Board of Directors pursuant to the provisions of the Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive.

     3. Eligibility and Participation. The group of persons eligible to receive stock options and stock appreciation rights shall consist of salaried officers and other key employees of the Corporation (whether or not such persons are directors of the Corporation), including general managers, managers, sales managers and supervisory personnel of hotels, hotel-casinos and casinos operated by the Corporation. Each option and stock appreciation right and the number of shares subject thereto shall be determined by the Board of Directors based upon the recommendation of the Committee. No Incentive Option may be granted to an officer or employee of the Corporation who, immediately after such grant, owns directly or indirectly stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary, unless the option exercise price is at least 110% of the fair market value (as of the date of the grant) of the Common Stock subject thereto and the term of the option is limited to five years from the date of grant.

     4. Shares Subject to the Plan. The stock subject to the Plan shall be shares of the Corporation's authorized Common Stock and may be unissued shares or treasury shares, as the Board of Directors may from time to time determine in its sole discretion. Subject to adjustment as provided in paragraph 9 hereof, the aggregate number of shares to be delivered upon exercise of all stock options and stock appreciation rights shall not exceed 1,500,000 shares and, subject to like adjustment, the aggregate number of shares for which an option or stock appreciation right or rights may be granted to any employee during any one fiscal year shall not exceed 150,000 shares. If an option expires or terminates for any reason during the term of the Plan and prior to the exercise thereof in full, the shares subject to, but not delivered under, such option shall, except as hereinafter provided, be available for options thereafter granted. The reduction of the number of shares of Common Stock subject to an option by reason of the exercise of a related stock appreciation right shall reduce the number of shares available under the Plan.

     5.  Option Price; Fair Market Value.

     (a) All options granted hereunder shall have a per share exercise price of not less than 100% of the "fair market value" of a share of Common Stock on the effective date of the grant of such option; provided, however, that if a participant owns (including constructive ownership pursuant to Section 425(d) of the Code) on the effective date of grant of an Incentive Option more than 10% of the total combined voting power of all classes of outstanding shares of stock of the Corporation or any of its subsidiaries (within the meaning of Section 425(e) of the Code), then the option exercise price per share of Common Stock subject to such Incentive Option shall be not less than 110% of the fair market value of a share of Common Stock on the effective date of the grant of such option; provided, further, that in all such cases the exercise price per share of Common Stock shall in no event be less than the par value thereof. Subject to the foregoing, the option price shall be determined by the Committee and shall be approved by the Board.

     (b) For purposes of the Plan, "fair market value" of a share of Common Stock shall mean: (i) if the Common Stock is traded on a national stock exchange on the effective date of the grant of such option, the mean between the highest and lowest prices at which the Common Stock is traded on such exchange on such date or, if not traded on such date, the mean between the closing bid-and-asked prices thereof on such exchange as reported for such date; (ii) if the Common Stock is traded over-the-counter and is classified as a national market issue on the date of the grant of such option, the last reported transaction price quoted by the

NASDAQ on that day; (iii) if the Common Stock is traded over-the-counter and is not classified as a national market issue on the date of the grant of such option, the mean between the last representative bid-and-asked prices quoted by the NASDAQ on that day; or (iv) if none of the foregoing provisions is applicable, fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of fair market value shall be binding and conclusive on all persons.

     6. Term and Exercise of Options.

     (a) Options shall be exercisable as provided in subparagraph (b) below, but no option shall be exercisable after the expiration of ten years from the date of grant of such option and, in the case of an individual who, immediately after the grant of an Incentive Option, owns directly or indirectly (including constructive ownership under Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary, after the expiration of five years from the date of grant of such option.

     (b) Each option granted hereunder shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that all such rights to exercise options granted under the Plan shall terminate upon any earlier expiration date of any such option, and in no event shall any options be exercisable prior to six months from the date of grant thereof, regardless of any other provision of the Plan.

     (c) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto and until payment in full of the option price therefor (and any required tax withholding payment relative to stock appreciation rights and Non-incentive Options) is received by the Corporation (i) in cash or cash equivalent payment (or by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price) and/or (ii) with previously acquired shares of Common Stock or a combination of cash or cash equivalent and Common Stock having an aggregate fair market value equal to the purchase price (and any required tax withholding payment) or (iii) by any other method acceptable to the Corporation's Board of Directors. Purchase of the shares shall be accompanied by a written request for the shares purchased and such payment and written request shall be made to the Secretary of the Corporation. No optionee or legal representative, legatee, or distributee of an optionee shall be or be deemed to be a holder of any shares subject to such option unless and until receipt of a certificate or certificates therefor has occurred.

     (d) The proceeds received by the Corporation from the sale of stock subject to an option are to be added to the general funds of the Corporation and used for general business purposes as the Board of Directors shall, in its sole discretion, determine.

     (e) Each stock option agreement evidencing options granted under the Plan shall contain an explicit reference as to whether any or all of the options granted thereunder are intended to be Incentive Options.

     7. Transferability of Options. Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the holder, may be exercised only by the holder.

     8. Death, Disability, Retirement and Termination of Employment. Any option, the exercise period of which has not theretofore expired, shall terminate at the time of an optionee's death, the optionee's disability or termination of an optionee's employment with the Corporation, and no shares of Common Stock may thereafter be delivered pursuant to such option except as set forth below:

     (a) In the case of any optionee who has been employed by the Corporation continuously from the date of grant to the date of termination of employment, and whose employment is terminated due to disability (as defined in Section 22(e)(3) of the Code), such optionee may, within six months (or such shorter period of time as is specified in the Stock Option Agreement) after the date of termination of employment but before expiration of the original exercise period, purchase some or all of the shares subject to option, to the extent the optionee was entitled to exercise such option as of the date of termination of employment.

     (b) Upon the death of any optionee while in active service, or of any disabled optionee within six months from the date of termination of employment (or such shorter period of time as is specified in the Stock Option Agreement), the person or persons to whom his rights under the option are transferred by will or the laws of descent and distribution may within twelve months after the date of the optionee's death, but before the expiration of the original exercise period, purchase some or all of the shares subject to option, to the extent the optionee was entitled to exercise such option as of the date of termination of employment.

     (c) In the case of any optionee who has been employed by the Corporation continuously from the date of grant to the date of termination of employment, and whose employment is terminated by retirement, such optionee may, within two years (or such shorter period of time as is specified in the Stock Option Agreement) after the date of any retirement, but before the expiration of the original exercise period, purchase some or all of the shares subject to option which the optionee was entitled to exercise as of the date of retirement.

     (d) In the case of any optionee who has been employed by the Corporation continuously from the date of grant to the date of any termination of employment due to resignation or discharge, such optionee may, with the written consent of the Corporation, within three months from the date of termination, but before the expiration of the original exercise period, purchase some or all of the shares subject to option, to the extent the optionee was then entitled to exercise such option as of the date of termination of employment immediately prior thereto.

     (e) Leaves of absence for those periods and purposes conforming to the personnel policies of the Corporation and as may be approved by the Committee, shall not be deemed terminations or interruptions of employment.

     (f) Stock appreciation rights shall terminate concurrently with termination of employment for any reason whatsoever.

     9. Changes in Common Stock. In the event that, prior to the delivery by the Corporation of all of the shares of Common Stock which may be delivered hereunder, there shall be any change in the outstanding Common Stock of the Corporation by reason of the recapitalization, merger, reorganization, consolidation, split-up, stock dividend or stock right distribution, the number and kind of shares deliverable hereunder and the option price, etc. shall be adjusted (but without regard to fractions) in a fair and equitable manner by the Board of Directors of the Corporation, whose determination in each case shall be conclusive and binding on the Corporation and the optionee and his legal representatives.

     10. Merger, Consolidation, or Sale of Assets; Changes in Control.

     (a) Notwithstanding any contrary waiting period or installment period in the Plan, each outstanding option granted under the Plan shall, except as otherwise provided in the option agreement, become exercisable in full for the aggregate number of shares covered thereby, in the event

          (i) of (a) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Corporation in which the holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of common stock of the surviving or newly formed corporation immediately after the merger or consolidation and provision is made in connection with any such merger or consolidation for the continuation of the Plan and assumption of the stock options and stock appreciation rights theretofore granted (or substitution of substantially identical options and stock appreciation rights of the successor corporation or a parent thereof), or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

          (ii) (a) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation) shall purchase any Common Stock of the Corporation (or securities convertible into the Corporation's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (b) any person, corporation or other entity (other than (y) the Corporation or any benefit plan sponsored by the Corporation or (z) any transferee acting as executor or trustee by will or the laws of descent and distribution) shall after the date options are first issued under the Plan become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Corporation's securities), or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (b) Any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing subparagraph (a)(ii) is hereinafter called a "Control Purchase" and the cessation of individuals constituting a majority of the Board as described in the foregoing subparagraph (a)(iii) is hereinafter called a "Board Change." The stock option agreement evidencing an option granted under the Plan may contain such provisions limiting the acceleration of the exercise of options as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock or cash received by the holder from the Corporation.

     11.  General Stock Appreciation Rights.

     (a) The Board may (but shall not be obligated to) grant general stock appreciation rights (hereinafter called "SARs") pursuant to the provisions of this paragraph to the holder of any option granted under the Plan (hereinafter in this paragraph 11 called a "Related Option") with respect to all or a portion of the shares subject to the Related Option. An SAR may only be granted concurrently with the grant of the Related Option. Subject to the terms and provisions of this paragraph 11, each SAR shall be exercisable only at the same time and to the same extent the Related Option is exercisable, and in no event after the termination or exercise of the Related Option. Notwithstanding the foregoing, no SAR may be exercised within a period of six months after the date of grant of the SAR. SARs shall be exercisable only when the fair market value (determined as of the date of exercise of the SARs) of each share of Common Stock with respect to which the SARs are to be exercised shall exceed the option price per share of Common Stock subject to the Related Option. SARs granted under the Plan shall be exercisable in whole or in part by notice to the Corporation addressed to its Secretary. Such notice shall state that the holder of the SARs elects to exercise the SARs and the number of shares in respect of which the SARs are being exercised.

     (b) Subject to the terms and provisions of this paragraph 11, upon the exercise of SARs the holder thereof shall be entitled to receive from the Corporation consideration (in the form hereinafter provided) equal in value to the excess of the fair market value (determined as of the date of exercise of the SARs) of each share of Common Stock with respect to which such SARs have been exercised over the option price per share of Common Stock subject to the Related Option; provided, however, that fair market value per share of Common Stock for the purpose of the aforesaid calculation shall never exceed 250% of the option price per share. Upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock (valued at fair market value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock as the holder shall request; provided, however, that the Board in its sole discretion may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock. Notwithstanding the foregoing, any election by the holder of an SAR to receive cash in full or partial settlement of the SAR, as well as any exercise of an SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(l)(ii) of Rule 16b-3 under the Exchange Act and ending on the twelfth business day following such date (the "Exercise Period"). Notwithstanding the foregoing, the number of SARs which may be exercised for cash, or partly for cash and partly for shares of Common Stock, during any Exercise Period may not exceed 50% of the aggregate number of shares of Common Stock originally subject to the Related Option (as such original number, without giving effect to the exercise of any portion of the Related Option, shall have been retroactively adjusted by application of the adjustment(s), if any, determined in accordance with paragraph 9 hereof or the corresponding provisions of any outstanding option agreement), but such SARs shall be exercisable only to the extent the Related Option is exercisable. For purposes of this paragraph 11, the date of exercise of an SAR shall mean the date on which the Corporation shall have received notice from the holder of the SAR of the exercise of such SAR. Notwithstanding the foregoing, upon the exercise during the Exercise Period of an SAR granted in tandem with a Non-incentive Option, the date of exercise of such SAR shall be deemed to be the date during the Exercise Period on which the fair market value of Common Stock was the highest as determined in accordance with the definition set forth in paragraph 5(b) above.

     (c) Upon the exercise of SARs, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such SARs are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of options under the Plan. Upon the exercise or termination of the Related Option, the SARs with respect to such Related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

     (d) The provisions of the Plan (to the extent such provisions are applicable to options granted under the Plan) shall also be applicable to SARs unless the context otherwise requires. The effective date of the grant of an SAR shall be the date on which the Board approves the grant of such SAR. Each grantee of an SAR shall be notified promptly of the grant of an SAR in such manner as the Board shall prescribe.

     12. Limited Stock Appreciation Rights.

     (a) The Board may (but shall not be obligated to) grant limited stock appreciation rights ("Limited Rights") pursuant to the provisions of this paragraph to the holder of any option granted under the Plan (hereinafter in this paragraph 12 called a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Limited Right may only be granted concurrently with the grant of the Related Option. A Limited Right may be exercised only during the period (a) beginning on the first day following either
(i) the date of approval by the stockholders of the Corporation of a transaction referred to in clause (i) of paragraph 10(a) hereof (an "Approved Transaction"),
(ii) the date of a Control Purchase, or (iii) the date of a Board Change, and
(b) ending on the thirtieth day following such date. Each Limited Right shall be exercisable only to the extent the Related Option is exercisable (including as exercisable by virtue of any event of acceleration as provided in paragraph 10 hereof), and in no event after the termination of the Related Option. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised within a period of six months after the date of grant of the Limited Right. Limited Rights shall be exercisable only when the fair market value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised shall exceed the option price per share of Common Stock subject to the Related Option.

     (b) Upon the exercise of Limited Rights, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of options under the Plan. Upon the exercise or termination of the Related Option, the Limited Rights with respect to such Related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

     (c) The provisions of the Plan (to the extent that such provisions are applicable to options granted under the Plan) shall also be applicable to Limited Rights unless the context otherwise requires. The effective date of the grant of a Limited Right shall be the date on which the Board approves the grant of such Limited Right. Each grantee of a Limited Right shall be notified promptly of the grant of the Limited Right in such manner as the Board shall prescribe.

     (d) Limited Rights granted under the Plan shall be exercisable in whole or in part by notice to the Corporation addressed to the Secretary. Such notice shall state that the holder of the Limited Rights elects to exercise the Limited Rights and the number of shares in respect of which the Limited Rights are being exercised. The effective date of exercise of a Limited Right shall be deemed to be the date on which the Corporation shall have received such notice. Upon the exercise of Limited Rights granted in tandem with an Incentive Stock Option, except as otherwise provided in the option agreement, the holder thereof shall receive in cash an amount equal to the excess of the fair market value (determined as of the date of exercise of such Limited Rights) of each share of Common Stock with respect to which such Limited Right shall have been exercised over the option price per share of Common Stock subject to the related Incentive Stock Option.

     (e) Upon the exercise of Limited Rights granted in tandem with a Non-incentive Option, except as otherwise provided in the option agreement, the holder thereof shall receive in cash an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest mean between the highest and lowest prices at which the Common Stock is traded on a national stock exchange or, if not so traded, the highest mean between the highest and lowest bid-and-asked prices as quoted on NASDAQ, in either case for any trading day during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the option price per share of Common Stock subject to the related Non-incentive Option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

     (f) For purposes of this paragraph 12, the term "Minimum Price Per Share" shall mean the highest gross price (before charges) paid or to be paid for any share of Common Stock (whether by way of exchange, conversion, distribution, liquidation or otherwise) in, or in connection with, any Approved Transaction or Control Purchase which occurs at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Approved Transaction or Control Purchase shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such Approved Transaction or Control Purchase.

     (g) Notwithstanding anything to the contrary contained in this paragraph 12, the stock option agreement evidencing an option granted under the Plan may contain such provisions limiting the exercise of Limited Rights as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such exercise, will not apply to any stock or cash received by the holder from the Corporation.

     13. Rights as a Stockholder. No person participating in the Plan shall have any rights of a stockholder of the Corporation as to shares subject to an option until such option is exercised.

     14. Implied Consent of Participants. Every optionee, by acceptance of an option under this Plan, shall be deemed to have consented to be bound, on such holder's own behalf and on behalf of such person's heirs, assigns and legal representatives, by all of the terms and conditions of this Plan.

     15. The Corporation's Responsibility. All expenses of this Plan, including the cost of maintaining records hereunder, shall be borne by the Corporation. The Corporation shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Corporation acts in good faith.

     16. Amendment and Discontinuance. The Board of Directors may alter, suspend, or discontinue the Plan at any time and from time to time, without obtaining the approval of the Corporation's stockholders, but may not, without the approval of the holders of a majority of the Corporation's outstanding capital stock, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision; (b) make any material change in the class of eligible optionees as defined in paragraph 3 hereof; (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 9 hereof; (d) extend the term of the Plan or the maximum option exercise periods provided in paragraph 6 hereof; (e) decrease the minimum option price provided in paragraph 5 hereof except as provided in paragraph 9 hereof;
(f) change the definition of fair market value specified in paragraph 5 hereof; or (g) materially increase the benefits accruing to employees participating under this Plan. No amendment to or termination of this Plan shall affect outstanding options theretofore granted under this Plan, and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

     17. Effective Date. This Plan shall be effective as of July 12, 1990; provided that it is approved and adopted by majority vote of the Corporation's stockholders within 12 months after such date.

     18. Termination. The period during which options may be granted under this Plan expires on July 11, 2000, unless the Plan is terminated by the Board of Directors prior to such date.

                           HILTON HOTELS CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors
P

R         Barron Hilton and William C. Lebo, Jr., or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the
0 undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of Common Stock of Hilton Hotels Corporation standing
X in the name of the undersigned on the books of the Company at the close of business on March 17, 1995, at the Annual Stockholders' Meeting to be held
Y at 10:00 A.M., on May 11, 1995, at the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, or at any adjournment thereof.

          The powers hereby granted may be exercised by both of said attorneys or proxies or their substitutes present and acting at the Annual Stockholders' Meeting or any adjournments thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

                   (Continued and to be signed on other side)

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                                               /X/   PLEASE MARK
                                                                     YOUR VOTES
                                                                       AS THIS
         --------------
             COMMON

- --------------------------------------------------------------------------------
             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                            MANNER DIRECTED HEREIN.
      IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND
                           3, AND AGAINST PROPOSAL 4.
- --------------------------------------------------------------------------------

1.   Election of the following nominees as Directors: Raymond C. Avansino, Jr.,
     A. Steven Crown, Eric M. Hilton and Donna F. Tuttle.

     FOR       WITHHELD
     ALL       FOR ALL

     / /         / /

     Withheld for the following only: (Write the name of the nominee(s) in the space below).

2. PROPOSAL to reapprove the Company's 1990 Stock Option and Stock Appreciation Rights Plan, with an amendment (the "Plan"), to limit to 150,000 the maximum number of shares for which an option may be granted to any employee during any one fiscal year, and to approve certain options previously awarded under the Plan.

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

3. PROPOSAL to ratify the appointment of Arthur Andersen LLP as auditors for the Company for fiscal 1995.

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

4. STOCKHOLDER PROPOSAL relating to the Company's executive severance agreements.

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

                       I plan to attend meeting.           / /

                        COMMENTS/ADDRESS CHANGE            / /
                    Please mark this box if you have
                    written comments/address change
                          on the reverse side.


DATED                                         1995
      ----------------------------------------

- --------------------------------------------------
Signature

- --------------------------------------------------
Signature if held jointly

IMPORTANT: Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.